                            STOCK PURCHASE AGREEMENT


Alexion Pharmaceuticals, Inc.
25 Science Park
New Haven, CT 06511

Ladies & Gentlemen:

         The undersigned, Biotech Target S.A. (the "Investor"), hereby confirms its agreement with you as follows:

         1. This Stock Purchase Agreement (the "Agreement") is made as of March 4, 1998 between Alexion Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and the Investor.

         2. The Company has authorized the sale and issuance of up to 670,000 shares of Common Stock of the Company (the "Stock"), subject to adjustment by the Company's Board of Directors.

         3. The Company and the Investor agree that the Investor will purchase and the Company will sell, for a purchase price of $13.175 per share, or an aggregate purchase price of $8,827,250, 670,000 shares pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. Unless otherwise requested by the Investor, certificates representing the shares purchased by the Investor will be registered in the Investor's name and address as set forth below.

         4. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or its affiliates, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company, except for (1) the shares of Series B Preferred Stock purchased by the Investor and the Common Stock issuable upon conversion thereof or as payment as a dividend thereon, and
(2) 147,500 shares of Common Stock, and (c) it has no direct or indirect affiliation or association with any NASD member. Exceptions:


--------------------------------------------------------------------------------


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(If no exceptions, write "none." If left blank, response will be deemed to be
                                  "none.")

         Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

                             BIOTECH TARGET S.A.

                             By: /s/ A. Bremer             /s/ A. Hove
                                ------------------------------------------------
                             Name: A. Bremer                 A. Hove
                                  ----------------------------------------------
                             Title:Signatory Authority       Signatory Authority
                                   ---------------------------------------------
                             Address: Swiss Bank Tower, Obarie Street,
                                     -------------------------------------------
                                         Panama, Panama
                                     -------------------------------------------
                             Tax ID No.: 000 000
                                        ----------------------------------------
                             Contact name:
                                          --------------------------------------
                             Telephone:
                                       -----------------------------------------
                             Name in which shares should be
                             registered (if different):
                                                       -------------------------

AGREED AND ACCEPTED:
ALEXION PHARMACEUTICALS, INC.


By:  /s/ Leonard Bell
   ----------------------------------------------
Name: Leonard Bell, M.D.
Title: President and Chief Executive Officer





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
                                    ANNEX I

                  TERMS AND CONDITIONS FOR PURCHASE OF SHARES

         1. Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 670,000 shares of the Common Stock, $.0001 par value (the "Stock"), of the Company.

         2. Agreement to Sell and Purchase the Stock. At the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the Stock at the purchase price set forth on the signature page hereto.

         3. Delivery of the Stock at Closing. The completion of the purchase and sale of the Stock (the "Closing") shall occur at a place and time (the "Closing Date") specified by the Company, not later than 90 days after the date the Registration Statement (as hereinafter defined) is filed, and of which the Investor will be notified in advance by the Company. At the Closing, the Company shall deliver to the Investor one or more stock certificates representing the number of shares of Stock set forth on the signature page hereto, each such certificate to be registered in the name of the Investor or, if so indicated on the signature page hereto, in the name of a nominee designated by the Investor.

         The Company's obligation to close the transaction shall be subject to the following conditions, any one or more of which may be waived by the
Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Stock being purchased hereunder; and (b) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing.

     The Investor's obligation to close the transaction shall be subject to the following condition: the Company shall have filed a registration statement within ten (10) business days of the date on which the Agreement is executed (the "Pricing Date") and the Registration Statement shall have been declared effective by the Securities and Exchange Commission ("SEC") on or prior to the 90th day after the date of its filing. The Investor acknowledges that the Closing shall occur simultaneously with the SEC's granting of the effectiveness of the Registration Statement.

         4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor as follows:

         4.1. Organization. The Company is duly organized and validly existing in good standing under the laws of the State of Delaware. The Company has full power and authority to own, operate and occupy its properties and conduct its business as presently conducted and as described in its Annual Report on Form 10-K for the year ended July 31, 1997 (the "10-K"), the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1997, and the Company's Proxy Statement dated

November 13, 1997 relating to the Company's 1998 Annual Meeting of Stockholders; the foregoing filings constitute all documents filed by the Company since the date of the 10-K with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (all such documents are hereinafter referred to as the "1934 Act Filings"), and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the business, financial condition, properties or operations of the Company. The Company has no subsidiaries.

         4.2. Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.3. Non-Contravention. The execution and delivery of the Agreement, the issuance and sale of the Stock to be sold by the Company hereunder, the fulfillment of the terms of the Agreement and the consummation of the transactions contemplated hereby will not conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, any material agreement or instrument to which the Company is a party or by which it is bound or the charter, by-laws or other organizational documents of the Company, nor result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject, nor conflict with, or result in a violation of, any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States is required for the valid issuance and sale of the Securities, other than such as have been or will be made or obtained.

         4.4. Capitalization. The capitalization of the Company as of July 31, 1997 is as set forth in the 10-K. The Company has not issued any capital stock since that date other than as contemplated by or described in the 1934 Act Filings, including the issuance in March 1998 of shares of Common Stock in conversion of the Company's





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
Series B Preferred Stock and payment of dividends thereon. At March 4, 1998 the Company had outstanding 10,551,888 shares of Common Stock, holds in treasury 11,875 shares of Common Stock and has outstanding options and warrants to purchase 1,599,586 and 220,000 shares of Common Stock, respectively. The Stock to be sold pursuant to the Agreement has been duly authorized, and when issued and paid for in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable. All outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable. Except as set forth above there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options, except for the rights granted to the holders of Common Stock pursuant to the Rights Agreement, dated February 14, 1997, by and between the Company and Continental Stock Transfer & Trust Company.

         4.5. Legal Proceedings. There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened or contemplated to which the Company is or may be a party or of which the business or property of the Company is or may be subject that is not disclosed in the 1934 Act Filings, and to the Company's knowledge no basis exists for any (i) legal proceeding by or against the Company or (ii) governmental proceeding or investigation of the Company.

         4.6. No Violations. The Company is not in violation of its charter, bylaws, or other organizational document, in violation of any law, administrative regulation, ordinance, order, judgment or decree of any court or governmental agency, arbitration panel or authority applicable to the Company, except for any violations which, individually or in the aggregate, would have a material adverse effect on the business or financial condition of the Company. The Company is not in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound or affected, and there exists no condition which, with the passage of time or otherwise, would constitute a material default under any such document or instrument or result in the imposition of any material penalty or the acceleration of any material indebtedness.

         4.7. Governmental Permits, Etc. The Company has all necessary franchises, licenses, permits, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company as currently conducted and as described in the 1934 Act Filings, the absence of which would have a material adverse effect on the Company.





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
         4.8. Intellectual Property. Except as described in the 1934 Act Filings, the Company owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets and know-how described or referred to in the 1934 Act Filings as owned or used by it or that are necessary for the conduct of its business as now conducted as described in the 1934 Act Filings. Except as described in the 1934 Act Filings, the Company has not received any notice of, and has no knowledge of or reason to believe that, any infringement of or conflict with any right of others with respect to any patent, patent right, trademark, copyright, invention, trade secret or know-how that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company. Except as described in 1934 Act Filings, the Company has not entered into or become party to any development, work for hire, license or other agreement pursuant to which they have secured the right or obligation to use, or granted others the right or obligation to use, any trademarks, servicemarks, trade names, copyrights, patents or any other intellectual property right. All proprietary technical information developed by or belonging to the Company which has not been patented has been kept confidential.

         4.9. Financial Statements. The financial statements of the Company and the related notes contained in the 1934 Act Filings present fairly, subject to customary year end adjustments in the case of the quarterly statements, the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified and the assets and liabilities of the Company have not changed significantly since the date of the most recent 1934 Act Filing except for changes in the ordinary course of business or resulting from the Company's conversion of its Series B Preferred Stock and payment of dividends thereon. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as disclosed in the 1934 Act Filings. The other financial information contained in the 1934 Act Filings has been prepared on a basis consistent with the financial statements of the Company.

         4.10. No Material Adverse Change. Subsequent to the respective dates as of which information is given in the 1934 Act Filings, and except as contemplated or described in the 1934 Act Filings, the Company has not incurred any material liabilities or obligations, direct or contingent, other than in the ordinary course of business, and there has not been any material adverse change in its condition (financial or other), results of operations, business, prospects, key personnel or capitalization.

         4.11. Additional Information. The Company has filed in a timely manner all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the 12 months preceding the date of this Agreement. The 1934 Act Filings complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the respective dates thereof did not contain any untrue statement of material fact





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
or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         4.12. Listing. The Company shall comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Stock and the listing thereof on the Nasdaq National Market.

         4.13. Operation of the Business. Except as described in the 1934 Act Filings, the Company owns and retains all such assets, tangible or intangible, contractual, license and leasehold rights necessary for it (i) to operate its business as described in the 1934 Act Filings, and (ii) to utilize the assets and contractual, license and leasehold rights in the same manner as they were utilized at the Closing Date, except where the failure to own, retain or utilize such assets or rights will not have a material adverse effect upon the business or financial condition of the Company.

         4.14. Environmental Matters. The Company is in compliance in all respects with all applicable local, state and federal safety and environmental laws, rules, orders and regulations ("Environmental Laws") under the jurisdiction of the USDA, BATF, USNRC and CTDEP and any other federal or state agency with applicable programs relating to biosafety, chemical hygiene, radiation safety, blood borne pathogens, hazard communication, hazardous waste management and chemical, medical and radiation waste disposal, except where the failure to comply with the Environmental Laws will not have a material adverse effect upon the business or financial condition of the Company.

         4.15. Reliance. The Company acknowledges that the Investor has reviewed and relied upon the 1934 Act Filings in making its decision to purchase the Stock.

         5.      Representations, Warranties and Covenants of the Investor.

         (a) The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act") and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Stock, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Stock; (ii) the Investor is acquiring the Stock in the ordinary course of its business and for its own account for investment only and with no present intention of distributing the Stock or any arrangement or understanding with any other persons regarding the distribution of the Stock; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the shares of Stock except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions on the signature page hereto for use in preparation for the

Registration Statement (referred to below) and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date; (v) the Investor will notify the Company immediately of any change in any of such information until such time as the Investor has sold all of its shares of Stock or until the Company is no longer required to keep the Registration Statement effective; and (vi) the Investor has, in connection with its decision to purchase the number of shares of Stock set forth on the signature page hereto, relied only upon the representations and warranties of the Company contained herein.

         (b) The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the shares of Stock, or possession or distribution of offering materials in connection with the issue of the shares of Stock, in any jurisdiction outside the United States where action for that purpose is required. The Investor will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers shares of Stock or has in its possession or distributes any offering material, in all cases at its own expense.

         (c) The Investor hereby covenants with the Company not to make any sale of the shares of Stock without complying with the provisions of this Agreement, including Section 7.2 hereof, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied. The Investor acknowledges that there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC or until the Company has amended or supplemented such prospectus.

         (d) The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Investor enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreement of the Investor herein may be legally unenforceable.

         (e) Investor will not, prior to the effectiveness of the Registration Statement, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "Disposition"), the Common Stock of the Company, nor will Investor engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a Disposition of Common Stock of the Company by the Investor or any other person or entity. Such prohibited hedging or other transactions would include without limitation effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to the Common stock of the Company or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock of the Company.

         (f) The Investor understands that nothing in the 1934 Act Filings, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Stock constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the purchase of the Stock.

         6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the shares of Stock being purchased and the payment therefor.

         7.      Registration of the Stock; Compliance with the Securities Act.

                 7.1. Registration Procedures and Expenses. The Company shall:

                 (a) use its best efforts, subject to receipt of necessary information from the Investor, to prepare and file with the SEC, within ten
(10) business days of the Pricing Date, a Registration Statement on Form S-3 (the "Registration Statement") to enable the sale of the Stock by the Investor from time to time through the automated quotation system of the Nasdaq National Market or in privately-negotiated transactions;

                 (b) use its best efforts, subject to receipt of necessary information from the Investor, to cause the Registration Statement to become effective within 90 days after the Registration Statement is filed by the Company;

                 (c) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for a period not exceeding, with respect to each Investor's shares purchased hereunder, the earlier of (i) the second anniversary of the Closing Date, (ii) such time after the first anniversary of the Closing Date when such Investor's shares of Stock purchased hereunder and then owned by such Investor represent no more than one percent of the Company's outstanding Common Stock, or (iii) such time as all shares purchased by such Investor in this offering have been sold pursuant to a registration statement.

                 (d) furnish to the Investor with respect to the Stock registered under the Registration Statement (and to each underwriter, if any, of such Stock) such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Stock by the Investor, provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

                 (e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

                 (f) bear all expenses in connection with the procedures in paragraph (a) through (e) of this Section 7.1 and the registration of the Stock pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Investor.

         The Company understands that the Investor disclaims being an underwriter, but the Investor being deemed an underwriter shall not relieve the Company of any obligations it has hereunder.

         7.2.    Transfer of Stock After Registration.

                 (a) The Investor agrees that it will not effect any disposition of the Stock or its right to purchase the Stock that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 7.1 and described below, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its Plan of Distribution.

                 (b) The Investor agrees that to sell shares pursuant to the Registration Statement, the Investor will follow the requirements of this
Section 7.2(b).

                 (i) The Investor must notify the Company three (3) business days prior to sale through the Company's counsel, Fulbright & Jaworski L.L.P., at the address provided in Section 8(b) hereto, of its intent to sell, so as to confirm that no event has occurred or is expected to occur which would make the Registration Statement false or misleading, and to ensure that the Registration Statement in its possession is current and has not been suspended. The Company may refuse to permit the Investor to resell pursuant to the Registration Statement, provided that it must notify the Investor within three
(3) business days that such a sale would violate federal securities laws unless the Registration Statement is updated. In such an event, the Company shall use its best efforts to amend the Registration Statement if necessary and take all other actions necessary to allow such sale under the federal securities laws within 10 business days of Investor's initial notification, and shall notify the Investor promptly after it has determined that such sale has become permissible under the federal securities laws. Notwithstanding the foregoing, within any twelve (12) month period the Company shall not, except upon advice of counsel as to the necessity pursuant to federal securities laws exercise its right to refuse to permit resale of any shares of Stock pursuant to the Registration Statement (i) more than three (3) times or (ii) for an aggregate period in excess of forty-five
(45) days. The Investor hereby covenants and agrees that it will not sell any shares of Stock pursuant to the Registration Statement during the periods the Registration Statement is withdrawn as set forth in this Section.

                 (ii) If the Company or its counsel does not, within such three business days, notify the Investor that it is exercising its right to delay such sale, the Investor may proceed with such sale provided that it arranges for delivery of a current prospectus to the transferee. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current prospectuses to the Investor and to supply copies to any other parties requiring such prospectuses.

                 (iii) The Investor must also deliver to the Company's counsel a Notice of Sale substantially in the form attached hereto as Exhibit A, so that the shares may be properly transferred.

                 7.3.     Indemnification. For the purpose of this Section 7.3:

         (i) the term "Selling Stockholder" shall include the Investor and any affiliate of such Investor;

         (ii) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1;

         (iii) the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (a) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such Losses (as used herein the term "Losses" means any and all claims, demands, costs, losses, damages and liabilities, net of insurance proceeds, and includes reasonable attorney's fees and costs incurred in the investigation and defense of a claim, demand, cost, loss or liability), claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon a breach by the Company of its representations, warranties, covenants or obligations in this Agreement or any untrue statement of a material fact contained in the Registration Statement on the effective date thereof, or arise out of any failure by the Company to fulfill any undertaking included in the

Registration Statement and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Stockholder to comply with the covenants and agreements contained in Sections 5(c) or 7.2 hereof respecting sale of the Stock or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor.

         (b) The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any Losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such Losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in Section 5(c) or 7.2 hereof respecting sale of the Stock, or any untrue statement of a material fact contained in the Registration Statement on the effective date thereof if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that (i) the obligations of the Investor hereunder shall be limited to an amount equal to the aggregate public offering price of the registered stock of such Investor sold as contemplated herein, unless such liability arises out of or is based upon willful misconduct by the Investor and (ii) the indemnity for untrue statements or omissions described above, and the reimbursement obligation relating thereto, shall not apply if the Investor provides the Company with additional written information a reasonable time prior to the effectiveness of the Registration Statement as is required to make the previously supplied written information true and complete, together with a description in reasonable detail of the information previously supplied which was untrue or complete.

         (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties.

         (d) If the indemnification provided for in this Section 7.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection
(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Investor shall not be required to contribute any amount in excess of the amount by which the net amount received by the Investor from the sale of the Stock to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         7.4. Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Stock shall cease and terminate as to any particular number of the shares of Stock when such Stock shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Stock or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

         7.5. Information Available. So long as the Registration Statement is effective covering the resale of Stock owned by the Investor, the Company will furnish to the Investor:

         (a) as soon as practicable after available one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K,
(iii) if not included in substance in its Quarterly Reports to Stockholders, its Quarterly Reports on Form 10-Q, and (iv) a full copy of the particular Registration Statement covering the Stock (the foregoing, in each case, excluding exhibits);

         (b) upon the reasonable request of the Investor, all exhibits excluded by the parenthetical to subparagraph (a)(iv) of this Section 7.5 and all other information that is made available to stockholders; and

         (c) upon the reasonable request of the Investor, an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses;

and the Company, upon the reasonable request of the Investor, will meet with the Investor or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Stock and will otherwise cooperate with any Investor conducting an investigation for the purpose of reducing or eliminating such Investor's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided, that, the Company shall not be required to disclose any confidential information to or meet at its headquarters with any Investor until and unless the Investor shall have entered into a confidentiality agreement in the form and substance reasonably satisfactory to the Company with the Company with respect thereto.

         8. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

         (a)     if to the Company, to:

                 Alexion Pharmaceuticals, Inc.
                 25 Science Park, Suite 360
                 New Haven, Connecticut 06511

                 Attn: David W. Keiser or Barry Luke
                 Phone:   203-776-1790
                 Telecopy: 203-776-2089

                 with a copy mailed to:

                 Fulbright & Jaworski L.L.P.
                 666 Fifth Avenue
                 New York, NY  10103
                 Attn: Lawrence A. Spector or Merrill M. Kraines
                 Phone: 212-318-3000
                 Telecopy: 212-752-5958

         (b) if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

                 with a copy mailed to:

                 Baker & McKenzie
                 815 Connecticut Avenue, N.W.
                 Washington, D.C.  20006
                 Attn:  Daniel Goelzer, Esq.
                 Phone:  (202) 452-7000
                 Facsimile:  (202) 452-7074

         9. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

         10. Headings. The headings of the various section of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         11. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the federal law of the United States of America.

         13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

                                                                       Exhibit A



                  Date:
                       -------------------------------


Lawrence A. Spector, Esq. or Merrill Kraines, Esq.
Fulbright & Jaworski L.L.P.
666 Fifth avenue
New York, NY 10103

Re:  Alexion Pharmaceuticals, Inc.


                   INVESTOR'S CERTIFICATE OF SUBSEQUENT SALE

         The undersigned, an officer of, or other person duly authorized by [official name of shareholder] __________________________ ___________________
("Shareholder") hereby certifies that Shareholder has sold [number] __________ shares of Alexion Pharmaceuticals, Inc. Common Stock on [date] ________________ in accordance with registration statement number [fill in number or otherwise identify registration statement] ___________________ and the requirements of delivering a current prospectus has been connection with such sale.

Print or Type:

              Name of Investor
                (Individual or Institution):
                                            ------------------------------------

              Name of Individual representing
                Investor (if an Institution):
                                             -----------------------------------

              Title of Individual representing
                Investor (if an Institution):
                                             -----------------------------------

Signature by:

              Individual Investor or
                Individual representing Investor:
                                                 -------------------------------